Designated Filer:  THC Holdings, Inc.
Issuer & Ticker Symbol:   Somera Communications, Inc. (SMRA)
Date of Event Requiring Statement:  June 24, 2006


                                                                    Exhibit 99.2

                        JOINT FILERS' NAMES AND ADDRESSES


1.   Name:    Telmar Holdings I, Inc.
     Address: 15776 Laguna Canyon Road
              Irvine, CA  92618

2.   Name:    Telmar Holding Corp.
     Address: 15776 Laguna Canyon Road
              Irvine, CA  92618

3.   Name:    Telmar Network Technology, Inc.
     Address: 15776 Laguna Canyon Road
              Irvine, CA  92618

4.   Name:    Telmar Acquisition Corp.
     Address: 15776 Laguna Canyon Road
              Irvine, CA  92618